EXHIBIT (j)

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 23 to Registration Statement No. 333-18737 of the Metropolitan West Funds on Form N-1A of our report dated May 11, 2004 appearing in the Annual Report of Metropolitan West Funds for the year ended March 31, 2004, and to the reference to us under the headings “Financial Highlights” and “Independent Auditors” appearing in the Prospectuses, which are a part of such Registration Statement, and under the heading “Independent Auditors” in the Statements of Additional Information, which are also part of such Registration Statement.

Deloitte & Touche LLP

July 16, 2004